Information is as of March 31, 2016, except as otherwise noted. It should not be assumed that investments made in the future will be profitable or will equal the performance of investments in this document. Supplemental Financial Information Package – Q1 2016 April 27, 2016 Exhibit 99.2

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (“ARI” or the “Company”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; the return on equity; the yield on investments; risks associated with investing in real estate assets, including changes in business conditions and the general economy; and expectations regarding the closing of the proposed acquisition of Apollo Residential Mortgage, Inc. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other periodic reports filed with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Operating Earnings and Operating Earnings per share. Please refer to slide 3 for a definition of “Operating Earnings” and the reconciliation of “Operating Earnings” to the applicable GAAP financial measure set forth on slide 18. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI.

ARI Q1 2016 Earnings Call April 27, 2016 Stuart Rothstein Chief Executive Officer and President Scott Weiner Chief Investment Officer of the Manager Megan Gaul Chief Financial Officer, Treasurer and Secretary Hilary Ginsberg Investor Relations Manager

Financial Summary

APOLLO COMMERCIAL REAL ESTATE FINANCE

($ amounts in thousands, except per share data)	Three Months Ended		
Income Statement	**March 31, 2016**	**March 31, 2015**	**% Change**
Interest income	$ 61,447	$ 40,036	53.5%
Interest expense	$ (14,642)	$ (11,482)	27.5%
Net interest income	$ 46,805	$ 28,554	63.9%
Operating earnings (1)	$ 29,819	$ 22,222	34.2%
Operating earnings per diluted share (1)	$ 0.44	$ 0.44	0.0%
Diluted weighted average shares of common stock outstanding	68,327,718	50,171,687	36.2%
Balance sheet	**March 31, 2016**	**December 31, 2015**	**% Change**
Investments at amortized cost (2)	$ 2,637,715	$ 2,464,897	7.0%
Net equity in investments at cost	$ 1,602,180	$ 1,569,250	2.1%
Common stockholders' equity	$ 1,070,800	$ 1,089,174	-1.7%
Preferred stockholders' equity	$ 286,250	$ 286,250	0.0%
Outstanding repurchase agreement borrowings	$ 1,083,655	$ 925,774	17.1%
Convertible senior notes	$ 248,617	$ 248,173	0.2%
Debt to common equity (3)	1.3x	1.1x	
Fixed charge coverage (4)	2.5x	2.7x	

(1) *Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, and (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders' equity in accordance with GAAP. Please see slide 18 for a reconciliation of Operating Earnings and Operating Earnings per Share to GAAP net income and GAAP net income per share.*

(2) *Includes Commercial Mortgage-Backed Securities ("CMBS"), held-to-maturity, which are net of a participation sold during June 2014. ARI presents the participation sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. At March 31, 2016, ARI had one such participation sold with a carrying amount of $88,520. Subordinate loans also are net of a participation sold in February 2015. At March 31, 2016, this participation sold had a carrying amount of £19,799 ($28,432).*

(3) *Debt to common equity is net of participations sold.*

(4) *Fixed charge coverage is EBITDA divided by interest expense plus the preferred stock dividends.*

3

Historical Financial Overview Operating Earnings ($000s) (1) Net Interest Income ($000s) Dividends per Share of Common Stock Operating Earnings per Share of Common Stock(1) Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, and (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP. Please see slide 18 for a reconciliation of Operating Earnings and Operating Earnings per Share to GAAP net income and GAAP net income per share.

Q1 Financial Highlights Financial Results & Earnings Per Share Operating Earnings for the quarter ended March 31, 2016 of $29.8 million, or $0.44 per diluted share of common stock(1); Excluding $5.1 million of expenses in connection with the proposed acquisition of Apollo Residential Mortgage, Inc. (“AMTG”), Operating Earnings for the quarter ended March 31, 2016 of $34.9 million, or $0.51 per diluted share of common stock Net interest income of $46.8 million Total expenses of $13.4 million, comprised of management fees of $5.2 million, G&A of $6.5 million (including $5.1 million in connection with AMTG transaction) and equity-based compensation of $1.7 million Net income available to common stockholders for the quarter ended March 31, 2016 of $12.8 million, or $0.18 per diluted share of common stock Dividends Declared a dividend of $0.46 per share of common stock for the quarter ended March 31, 2016 11.6% annualized dividend yield based on $15.89 closing price on April 25, 2016 Declared a dividend on the Company’s 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock of $0.5391 per share for stockholders of record on March 31, 2016 Declared a dividend on the Company’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock of $0.50 per share for stockholders of record on March 31, 2016 Book Value GAAP book value of $15.89 per share as of March 31, 2016 (1)Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, and (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP. Please see slide 18 for a reconciliation of Operating Earnings and Operating Earnings per Share to GAAP net income and GAAP net income per share.

Q1 – New Investments and Funding Summary of New Investments Based upon committed amount of loan. The Internal Rate of Return (“IRR”) for the investments shown in this presentation reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager (the “Manager”), taking into account leverage and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans, the IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown herein. See “Item 1A—Risk Factors—The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.

Commercial Real Estate Debt Portfolio Overview

APOLLO
COMMERCIAL REAL ESTATE FINANCE

Asset Type ($000s)	Amortized Cost	Borrowings	Equity at Cost[1]	Remaining Weighted Average Life (years)[2]	Current Weighted Average Underwritten IRR[3]	Fully-Levered Weighted Average Underwritten IRR[3][4]
First Mortgage Loans	$ 1,173,185	$ 680,549	$ 492,636	2.9	17.4%	18.2%
Subordinate Loans[5][6]	965,900	-	965,900	3.7	13.0	13.2
CMBS	498,630	410,767	143,644	1.4	12.0	12.0
Investments at March 31, 2016	**$ 2,637,715**	**$ 1,091,316**	**$ 1,602,180**	**2.9 Years**	**14.2%**	**14.5%**

(1) CMBS includes $55.8 million of restricted cash related to the Company's master repurchase agreement with UBS AG (the "UBS Facility").

(2) Remaining Weighted Average Life assumes all extension options are exercised.

(3) The underwritten IRR for the investments shown in this table reflect the returns underwritten by the Manager, taking into account leverage and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans, the underwritten IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See "Item 1A—Risk Factors—The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.

(4) Represents an underwritten levered weighted average IRR. The Company's ability to achieve the underwritten levered weighted average IRR additionally depends upon the availability of the JPMorgan Facility or any replacement facility with similar terms with regard to its portfolio of first mortgage loans. Without such availability, the levered weighted average underwritten IRR will be lower than the amount shown above.

(5) Subordinate loans are net of a participation sold during February 2015. The Company presents the participation sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. At March 31, 2016, the Company had one such participation sold with a carrying amount of £19,799 ($28,432).

(6) Subordinate loans also include CMBS (Held-to-Maturity), which are net of a participation sold during June 2014. At March 31, 2016, the Company presented the participation sold as an asset of $88,520 and non-recourse liability of $88,520 because the participation does not qualify as a sale according to GAAP.

7

Commercial Real Estate Debt Portfolio Overview Net Invested Equity at Amortized Cost Basis(1) Geographic Diversification by Net Equity Property Type by Net Equity Subordinate loans include CMBS, held-to-maturity and are net of participations sold of $116,952. ARI presents the participations sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. Gross Assets at Amortized Cost Basis

Commercial Real Estate Loan Portfolio – Maturity and Type ($ in Millions) Fully Extended Loan Maturities and Future Fundings (1)(2)(3)(4) Based upon face amount of loans; does not include CMBS, but does include CMBS, held-to-maturity. Maturities reflect the fully funded amounts of the loans. Subordinate loans include CMBS, held-to-maturity and are net of participations sold of $116,952. ARI presents the participations sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. Future funding dates are based upon the Manager’s projections and are subject to change. Loan Position and Rate Type(1)(3) 84% Floating Rate/16% Fixed Rate

Loan Portfolio – Loan Level LTV (Through Last Invested Dollar) This includes three first mortgage loans with outstanding balances of $85,770, $23,000 and $5,910 respectively, secured by cross collateralized retail parcels. LTV is based upon fully committed loan amount of $121,410. This whole loan includes a first mortgage with an outstanding balance of $98,854 and a mezzanine loan with an outstanding balance of $5,166. This whole loan includes a first mortgage with an outstanding balance of $49,692 and a mezzanine loan with an outstanding balance of $5,014. LTV is based upon the fully committed loan amount of $65,100. This whole loan includes a first mortgage loan with an outstanding balance of $24,114 and a mezzanine loan with an outstanding balance of $6,385. Senior Loans

Loan Portfolio – Loan Level LTV (Through Last Invested Dollar)

APOLLO
COMMERCIAL REAL ESTATE FINANCE

Subordinate Loans

Description ($ in thousands)	Location		Balance at 3/31/2016	Starting LTV	Ending LTV
Subordinate - Condo development (1)	New York	$	91,605	50%	60%
Subordinate - Pre-development loan (2)	London	$	78,980	40%	72%
Subordinate - Hotels	Various	$	75,000	64%	70%
Subordinate - Hotel (3)	Aruba	$	63,952	34%	59%
Subordinate - Pre-development loan	New York	$	55,000	33%	81%
Subordinate - Condo conversion	New York	$	54,125	41%	50%
Subordinate - Pre-development loan (4)	London	$	49,383	45%	81%
Subordinate - Healthcare portfolio (5)	UK	$	49,072	51%	69%
Subordinate - Hotel	New York	$	50,000	30%	73%
Subordinate - Industrial portfolio	New York	$	45,000	61%	79%
Subordinate - Healthcare portfolio	Various	$	39,223	56%	60%
Subordinate - Condo development (6)	New York	$	39,044	26%	50%
Subordinate - Industrial portfolio	Various	$	32,000	64%	72%
Subordinate - Condo development (1)	New York	$	30,000	60%	63%
Subordinate - Hotel	Arizona	$	25,000	46%	58%
Subordinate - Hotel portfolio	Minnesota	$	24,102	55%	67%
Subordinate - Condo conversion (7)	New York	$	23,633	50%	62%
Subordinate - Multifamily (8)	Florida	$	22,000	66%	80%
Subordinate - Hotel	Washington D.C.	$	20,000	61%	69%
Subordinate - Hotel	California	$	20,000	58%	74%
Preferred Equity - Multifamily (8)	Florida	$	15,500	80%	89%
Subordinate - Ski resort	Montana	$	15,000	40%	54%
Subordinate - Office	New York	$	14,000	60%	69%
Subordinate - Office	Missouri	$	9,528	59%	68%
Subordinate - Office	Michigan	$	8,736	40%	52%
Subordinate - Mixed-use	North Carolina	$	6,525	61%	74%
Total/Weighted Average		$	956,408		67%



0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

(1) LTV is based upon the fully committed loan amount of $105,000; Both loans are secured by the same property. The $30,000 loan is structured as a corporate loan and has additional collateral.
(2) Based upon £55.0 million face amount converted to USD based upon the conversion rate on March 31, 2016.
(3) This is CMBS, held-to-maturity and is net of a participation sold. ARI presents the participation sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP. At March 31, 2015, this participation sold had a carrying amount of $88,520.
(4) Based upon £34.4 million face amount plus PIK converted to USD based upon the conversion rate on March 31, 2016.
(5) Based upon £19.8 million face amount converted to USD based upon the conversion rate on March 31, 2016, net of participation sold of $28,432.
(6) LTV is based upon the fully committed loan amount of $75,000.
(7) Based upon the fully committed loan amount of $77,000.
(8) Mezzanine loan and preferred equity are secured by the same portfolio of properties.

11

CMBS Portfolio[1]

APOLLO
COMMERCIAL REAL ESTATE FINANCE

CUSIP	Description	CUSIP	Description
92978PAJ8	WBCMT 2006-C29 AJ	59025KAG7	MLMT 2007-C1 AM
07388QAH2	BSCMS 2007-PW17 AJ	22546BAH3	CSMC 2007-C5 AM
07401DAH4	BSCMS 2007PW18 AJ	36159XAH3	GECMC 2007-C1 AM
46625YVZ3	JPMCC 2005-CB13 AJ	46627QBC1	JMPCC 2006-CB15 AM
50180CAG5	LBUBS 2006-C7 AJ	46631BAJ4	JPMCC 2007-LD11 AM
60688CAJ5	MLCFC 2007-9 AJ	14986DAJ9	CD 2006-CD3 AJ
05947US25	BACM 2005-3 AJ	17311QBN9	CGCMT 2007-C6 AJ
61756UAJ0	MSC 2007-1Q16 AJ	17313KAK7	CGCMT 2008-C7 AJ
46629YAH2	JPMCC 2007-CB18AJ	20047QAH8	COMM 2006-C7 AJ
17311QAE0	CGCMT 2007-C6 AJFX	61755YAK0	MSC 2007-IQ15 AJ

	Face	Amortized Cost	Remaining Weighted Average Life with Extensions (years)	Estimated Fair Value	Debt	Net Equity at Cost[2]
CMBS – Total	**$ 505,134**	**$ 498,630**	**1.4 Years**	**$ 472,464**	**$ 410,767**	**$ 143,644**

(1) Does not include CMBS, held-to-maturity.
(2) Includes $55.8 million of restricted cash related to the UBS Facility.

12

Portfolio Metrics – Quarterly Migration Summary

APOLLO
COMMERCIAL REAL ESTATE FINANCE

Portfolio Metrics ($ in thousands)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
(Investment balances represent amortized cost)					
First Mortgage Loans	$ 1,173,185	$ 994,301	$ 905,681	$ 704,040	$ 563,390
Subordinate Loans[(1)]	965,900	966,343	926,304	894,926	736,838
CMBS	498,630	504,253	512,107	511,412	510,740
Total Investments	$ 2,637,715	$ 2,464,897	$ 2,344,092	$ 2,110,378	$ 1,810,968
(Investment balances represent net equity, at cost)					
First Mortgage Loans	$ 492,636	$ 502,431	$ 604,148	$ 275,205	$ 421,862
Subordinate Loans[(1)]	965,900	966,343	896,200	847,968	707,201
CMBS	143,644 [(4)]	100,476 [(5)]	108,330 [(5)]	107,635 [(5)]	106,963 [(5)]
Net Equity in Investments at Cost	$ 1,602,180	$ 1,569,250	$ 1,608,678	$ 1,230,808	$ 1,236,026
Fully- Levered Weighted Average Underwritten IRR[(2)]	14.5% [(6)]	13.8% [(6)]	13.9% [(6)]	14.6% [(6)]	14.2% [(6)]
Weighted Average Duration	2.9 Years	3.1 Years	3.3 Years	3.1 Years	3.0 Years
Loan Portfolio Weighted Average Ending LTV[(3)]	64.0%	65.0%	61.0%	62.0%	62.0%
Borrowings Under Repurchase Agreements	$ 1,083,665	$ 925,774	$ 735,437	$ 878,352	$ 575,433
Convertible Senior Notes	$ 248,617	$ 248,173	$ 247,736	$ 247,305	$ 246,881
Debt-to-Common Equity	1.3x [(7)]	1.1x [(7)]	0.9x [(7)]	1.2x [(7)]	0.9x [(7)]

(1) *Subordinate loans include CMBS, held-to-maturity and are net of participations sold of $116,952. ARI presents the participations sold as both assets and non-recourse liabilities because the participation does not qualify as a sale according to GAAP.*

(2) *The underwritten IRR for the investments shown in this presentation reflect the returns underwritten by the Manager, taking into account leverage and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans, the underwritten IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See "Item 1A—Risk Factors—The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.*

(3) *Does not include CMBS.*

(4) *Includes $55.8 million of restricted cash related to the UBS Facility.*

(5) *Includes $30.1 million of restricted cash related to the UBS Facility.*

(6) *Represents an underwritten levered weighted average IRR. The Company's ability to achieve the underwritten levered weighted average IRR additionally depends upon the availability under the JPMorgan Facility or any replacement facility with similar terms with regard to its portfolio of first mortgage loans. Without such availability, the levered weighted average underwritten IRR will be lower than the amount shown above.*

(7) *Net of participations sold.*

13

Financing Overview and Interest Rate Sensitivity Facility ($000s) Debt Balance Weighted Average Remaining Maturity(1) Weighted Average Rate UBS Facility $ 133,899 2.5 Years 2.8% Deutsche Bank Facility 276,868 2.0 Years 3.7% JPMorgan Facility (2) 635,676 2.8 Years 2.6% Goldman Sachs Loan 44,873 3.1 Years 4.0% Total Borrowings at March 31, 2016 $ 1,091,316 2.5 Years 2.9% Variable Rate Investments & Liabilities ($000s) Variable Rate Liabilities ARI anticipates a 0.5% increase in LIBOR results in approximately a $0.09 per diluted share of common stock increase in Operating Earnings annually(3) Assumes extension options on the UBS Facility are exercised. The debt balance as of March 31, 2016 includes $115,375 of borrowings for the first mortgage loans secured by an assemblage of properties in the Design District of Miami that does not count toward the maximum capacity under the JPM Facility. Based upon the Company’s portfolio as of March 31, 2016, any such hypothetical impact on interest rates on the Company’s variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment.  Further, in the event of a change in interest rates of that magnitude, the Company may take actions to further mitigate the Company’s exposure to such a change.  However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in the Company’s financial structure.

Financials

Consolidated Balance Sheets

Consolidated Statements of Operations

Reconciliation of Operating Earnings to Net Income

Financial Metrics – Quarterly Migration Summary

APOLLO COMMERCIAL REAL ESTATE FINANCE

Financial Metrics ($ in thousands, except per share data)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Net Interest Income	$ 46,805	$ 43,241	$ 38,691	$ 32,817	$ 28,554
Management Fee	5,229	5,294	4,097	3,887	3,341
General and Administrative Costs	1,444	1,693	1,343	1,238	1,238
AMTG Transaction Expenses	5,073	-	-	-	-
Non-Cash Stock Based Compensation	1,668	1,286	756	821	1,117
Net Income Available to Common Stockholders	$ 12,801	$ 21,378	$ 23,543	$ 22,798	$ 23,653
GAAP Diluted EPS	$ 0.18	$ 0.32	$ 0.39	$ 0.39	$ 0.47
Operating Earnings[(1)]	$ 29,819	$ 32,352	$ 31,742	$ 26,385	$ 22,222
Operating Diluted EPS[(1)]	$ 0.44	$ 0.48	$ 0.53	$ 0.45	$ 0.44
Distributions Declared to Common Stockholders	$ 0.46	$ 0.46	$ 0.44	$ 0.44	$ 0.44
GAAP Book Value per Share of Common Stock	$ 15.89	$ 16.21	$ 16.35	$ 16.41	$ 16.44
Total Stockholders' Equity	$ 1,357,050	$ 1,375,424	$ 1,384,395	$ 1,044,844	$ 1,046,482
Diluted weighted average shares of common stock outstanding	68,327,718	67,754,673	59,934,008	59,022,217	50,171,687
Return on Common Equity Based on Operating Earnings[(2)]	11.1%	11.8%	12.8%	11.0%	10.9%

(1) *Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains/losses, and (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders' equity in accordance with GAAP. Please see slide 18 for a reconciliation of Operating Earnings and Operating Earnings per Share to GAAP net income and GAAP net income per share.*

(2) *Return on common equity is calculated as annualized Operating Earnings for the period as a percentage of average stockholders' equity for the period.*

19